        As filed with the Securities and Exchange Commission on October 3, 2000.
                                               Registration File No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                 --------------

                           MOBILITY ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                          86-0843914
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                         Identification Number)

                             7955 EAST REDFIELD ROAD
                            SCOTTSDALE, ARIZONA 85260
                                 (480) 596-0061
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                                 --------------
                           MOBILITY ELECTRONICS, INC.
               AMENDED AND RESTATED 1996 LONG TERM INCENTIVE PLAN
                                 --------------

         RICHARD W. WINTERICH
       7955 EAST REDFIELD ROAD                                     (480) 596-0061
      SCOTTSDALE, ARIZONA 85260                       (Telephone number, including area code,
(Name and address, including zip code,                         of agent for service)
         of agent for service)

                                    Copy to:
                               RICHARD F. DAHLSON
                              JACKSON WALKER L.L.P.
                           901 MAIN STREET, SUITE 6000
                               DALLAS, TEXAS 75202
                                 (214) 953-6000

                                          Calculation of Registration Fee
==============================================================================================================
                                    PROPOSED
                                                      MAXIMUM         PROPOSED MAXIMUM         AMOUNT OF
   TITLE OF SECURITIES        AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING      REGISTRATION
    TO BE REGISTERED          REGISTERED(1)        PER SHARE(2)           PRICE(2)              FEE(2)
-------------------------- -------------------- -------------------- -------------------- --------------------
Common Stock,
$0.01 par value..........       1,250,000           $9.16               $11,450,000          $3,023
========================== ==================== ==================== ==================== ====================

----------

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and 457(h), the registration fee is calculated based on the average of the high and low sale prices of the Common Stock reported by Nasdaq Stock Market's National Market on October 2, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed with the Commission by Mobility Electronics, Inc. (the "Company"), are incorporated herein by reference into this Registration Statement:

         (i) The Company's prospectus filed pursuant to Rule 424(b) dated June 30, 2000, as amended.

         (ii) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, since the end of the fiscal year covered by the prospectus referenced in (i) above; and

         (iii) Description of the Common Stock contained in the Company's Registration Statement on Form S-1 (No. 333-30264) and Registration Statement on Form 8-A (No. 000-30907), effective as of June 30, 2000.


         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all of the Common Stock offered hereunder has been sold or which deregisters all of such Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the common stock offered hereby will be passed upon for the Company by Jackson Walker L.L.P., Dallas, Texas. Richard F. Dahlson, a partner of Jackson Walker, is Secretary of Mobility. As of the date of this prospectus, Mr. Dahlson owns 269,244 shares of common stock and warrants to purchase an additional 76,916 shares of common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


DELAWARE GENERAL CORPORATION LAW

         Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or
(4) by the stockholders.

         Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in
Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

         Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.


CERTIFICATE OF INCORPORATION

         The Certificate of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except as limited by the DGCL. If the

DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Further, any repeal or modification of such provision of the Certificate of Incorporation by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.


BYLAWS

         The Bylaws of the Company provide that the Company (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust, other enterprises or employee benefit plan and (ii) upon a determination by the Board of Directors that indemnification is appropriate, the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that such person is or was an employee or agent of the Company or at the request of the Company was serving as an employee or agent of any other corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, in the case of (i) and (ii) against reasonable expenses (including attorneys' fees), judgments, fines, penalties, amounts paid in settlement and other liabilities actually and reasonably incurred by such person in connection with such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. However, in an action or suit by or in the right of the Company to procure a judgment in its favor, no indemnification shall be made in respect of any claim as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that a court of appropriate jurisdiction shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity of such expenses which the court shall deem proper. Any indemnification shall be made by the Company upon a determination that indemnification of such person is proper in the circumstances because he has met the applicable standard of conduct set forth above. Expenses incurred by a person who is or was a director or officer of the Company in defending such actions or suits shall be paid by the Company at reasonable intervals in advance of the final disposition of such action or suit upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company. In addition, the Company shall pay or reimburse expenses incurred by any person who is or was a director or officer of the Company in connection with such person's appearance as a witness or other participant in a proceeding in which such person or the Company is not a named party to such proceeding, provided that such appearance or participation is on behalf of the Company or by reason of his past or present capacity as a director or officer of the Company. The Company intends these provisions to provide indemnification for appropriate persons to the fullest extent permitted by law.


INDEMNITY AGREEMENTS

         The Company has entered into Indemnity Agreements with each of its directors and executive officers. Pursuant to such agreements, the Company will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Company or assumed certain responsibilities at the direction of the Company.


UNDERWRITING AGREEMENT

         The Underwriting Agreement provides for the indemnification of the directors and officers of the Company in certain circumstances.


INSURANCE

         The Company intends to maintain liability insurance for the benefit of its directors and officers.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         The following is a list of all exhibits filed as a part of this Registration Statement, including those incorporated herein by reference.

       EXHIBIT
        NUMBER                   DESCRIPTION OF EXHIBIT

         4.1      Specimen of Common Stock Certificate.(4)

         4.2      Certificate of Incorporation of the Company.(1)

         4.3 Articles of Amendment to the Certificate of Incorporation of the Company dated as of June 17, 1997.(3)

         4.4 Articles of Amendment to the Certificate of Incorporation of the Company dated as of September 10, 1997. (1)

         4.5 Articles of Amendment to the Certificate of Incorporation of the Company dated as of July 20, 1998. (1)

         4.6 Articles of Amendment to the Certificate of Incorporation of the Company dated as of February 3, 2000. (1)

         4.7 Articles of Amendment to the Certificate of Incorporation of the Company dated as of March 31, 2000. (3)

         4.8      Amended Bylaws of the Company. (1)

         5.1      Opinion of Jackson & Walker, L.L.P.(5)

         15       None.

         23.1     Consent of KPMG LLP(5)

         23.2 Consent of Jackson & Walker, L.L.P. (included in the opinion of Jackson & Walker, L.L.P. filed as Exhibit 5).

         24       Power of Attorney (included in Part II hereof).

         99.1 The Companys, Inc. Amended and Restated 1996 Long Term Incentive Plan effective as of January 13, 2000.(1)

-------------------
(1) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1, File No. 333-30264 dated as of February 11, 2000 and incorporated herein by reference.
(2) Previously filed as an exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form S-1, File No. 333-30264 dated as of March 28, 2000 and incorporated herein by reference.
(3) Previously filed as an exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form S-1, File No. 333-30264 dated as of May 4, 2000 and incorporated herein by reference.
(4) Previously filed as an exhibit to Amendment No. 3 to the Registrant's Registration Statement on Form S-1, File No. 333-30264 dated as of May 18, 2000 and incorporated herein by reference.
(5)      Filed herewith.

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on the 29th of September, 2000.



                                         MOBILITY ELECTRONICS, INC.

                                         By: /s/ CHARLES R. MOLLO
                                            ----------------------------------

                                         Charles R. Mollo, President, Chief
                                         Executive Officer and Chairman of the
                                         Board


                                POWER OF ATTORNEY


         Each person whose signature appears below hereby appoints Charles R. Mollo and Richard W. Winterich, and each of them, each of whom may act without joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute in the name of each such person who is then an officer or director of the Registrant, and to file any amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on September 29, 2000.

                    SIGNATURES                                                TITLE
                    ----------                                                -----

                                                     President, Chief Executive Officer and Chairman of the
             /s/ Charles R. Mollo                    Board (Principal Executive Officer)
----------------------------------------------------
                 Charles R. Mollo

                                                     Chief Financial Officer and Vice President (Principal
           /s/ Richard W. Winterich                  Financial and Accounting Officer)
----------------------------------------------------
               Richard W. Winterich

              /s/ Jeffrey S. Doss                    Executive Vice President and Director
----------------------------------------------------
                  Jeffrey S. Doss

            /s/ Robert P. Dilworth                   Director
----------------------------------------------------
                Robert P. Dilworth

              /s/ William O. Hunt                    Director
----------------------------------------------------
                  William O. Hunt

           /s/ Kenneth A. Steel, Jr.                 Director
----------------------------------------------------
               Kenneth A. Steel, Jr.

                                                     Director
----------------------------------------------------
                 Jeffrey R. Harris

                               INDEX TO EXHIBITS

       EXHIBIT
        NUMBER                   DESCRIPTION OF EXHIBIT
       -------                   ----------------------

         4.1      Specimen of Common Stock Certificate.(4)

         4.2      Certificate of Incorporation of the Company.(1)

         4.3 Articles of Amendment to the Certificate of Incorporation of the Company dated as of June 17, 1997.(3)

         4.4 Articles of Amendment to the Certificate of Incorporation of the Company dated as of September 10, 1997. (1)

         4.5 Articles of Amendment to the Certificate of Incorporation of the Company dated as of July 20, 1998. (1)

         4.6 Articles of Amendment to the Certificate of Incorporation of the Company dated as of February 3, 2000. (1)

         4.7 Articles of Amendment to the Certificate of Incorporation of the Company dated as of March 31, 2000. (3)

         4.8      Amended Bylaws of the Company. (1)

         5.1      Opinion of Jackson & Walker, L.L.P.(5)

         15       None.

         23.1     Consent of KPMG LLP(5)

         23.2 Consent of Jackson & Walker, L.L.P. (included in the opinion of Jackson & Walker, L.L.P. filed as Exhibit 5).

         24       Power of Attorney (included in Part II hereof).

         99.1     The Company's Amended and Restated 1996 Long Term Incentive
                  Plan effective as of January 13, 2000.(1)

----------
(1) Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1, File No. 333-30264 dated as of February 11, 2000 and incorporated herein by reference.
(2) Previously filed as an exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form S-1, File No. 333-30264 dated as of March 28, 2000 and incorporated herein by reference.
(3) Previously filed as an exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form S-1, File No. 333-30264 dated as of May 4, 2000 and incorporated herein by reference.
(4) Previously filed as an exhibit to Amendment No. 3 to the Registrant's Registration Statement on Form S-1, File No. 333-30264 dated as of May 18, 2000 and incorporated herein by reference.
(5)      Filed herewith.